Exhibit 1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each of the undersigned hereby constitutes and appoints Dr. Marc Hauser, Dr. Christina Eschenfelder and Dr. Moritz Weber of RITTERSHAUS Rechtsanwälte Partnerschaftsgesellschaft mbB, Harrlachweg 4, 68163 Mannheim, signing individually, the undersigned’s true and lawful attorneys-in-fact and agents with respect to the undersigned’s holdings of and transactions in securities issued by AC Immune, CureVac N.V., and immatics M.V. (each, a “Company”) to:

(1)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the Securities and Exchange Commission (the “SEC”) filings pursuant to Section 13 (Schedule 13D and Schedule 13G), as applicable (including any amendments, exhibits, joint filing agreements or other documents related thereto or in connection therewith) with respect to the securities of the Company in accordance with Section 13 of Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all rules and regulations thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Schedule 13D and Schedule 13G, as applicable (including any amendments, exhibits, joint filing agreements or other documents related thereto or in connection therewith) and file the same with the SEC and any stock exchange, self-regulatory association or any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act and the rules and regulations thereunder.

This Power of Attorney shall remain in full force and effect until the earlier of (i) the undersigned is no longer required to file such forms with respect to the undersigned’s holdings of and transactions in securities issued by the Company or (ii) or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to perform the function in connection with which he/she was appointed attorney-in-fact or to be an employee of RITTERSHAUS Rechtsanwälte Partnerschaftsgesellschaft mbB or one of its affiliates, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in fact.

[Signatures on Following Page]

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 11th day of October, 2021.

DIEVINI HOPP BIOTECH HOLDING GMBH & CO. KG

By:	dievini Verwaltungs GmbH
its General Partner

By:	/s/ Dr. Marc Hauser*
Name: Dietmar Hopp
Title: Managing Director

By:	Dr. Marc Hauser*
Name: Mathias Hothum
Title: Managing Director

DH-CAPITAL GMBH & CO. KG

By:	BW Verwaltungs GmbH
its General Partner

By:	/s/ Dr. Marc Hauser*
Name: Dietmar Hopp
Title: Managing Director

OH BETEILIGUNGEN GMBH & CO. KG

By:	OH Verwaltungs GmbH
its General Partner

By:	Dr. Marc Hauser*
Name: Oliver Hopp
Title: Managing Director

DH-LT-INVESTMENTS GMB

By:	/s/Dr. Marc Hauser*
Name: Dr. Marc Hauser
Title: Authorized Attorney-in-Fact

/s/ Dr. Marc Hauser*
DIETMAR HOPP

/s/ Dr. Marc Hauser*
OLIVER HOPP

/s/ Dr. Marc Hauser*
DANIEL HOPP

/s/ Dr. Marc Hauser*
CHRISTOF HETTICH

/s/Dr. Marc Hauser*
FRIEDRICH VON BOHLEN UND HALBACH

/s/ Dr. Marc Hauser*
MATHIAS HOTHUM

DHFS II GmbH & Co. KG

By:	DHFS II GmbH
its General Partner

By:	/s/ Dr. Marc Hauser*
Title:	Attorney-in-Fact

* Pursuant to separate power of attorney to be filed by amendment